Exhibit 1.2

                                                                 EXECUTION COPY


                                CENTURYTEL, INC.

                          PRICE DETERMINATION AGREEMENT
                          -----------------------------

                                                               February 9, 2005



Banc of America Securities LLC
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Lazard Freres & Co. LLC
Legg Mason Wood Walker, Incorporated
Morgan Keegan & Company Inc.
Raymond James & Associates, Inc.
SunTrust Capital Markets, Inc.
Wachovia Capital Markets, LLC
The Williams Capital Group, L.P.

c/o      Banc of America Securities LLC
         9 West 57th Street
         New York, New York 10019

         J.P. Morgan Securities Inc.
         270 Park Avenue
         New York, New York 10017

         Lehman Brothers Inc.
         745 Seventh Avenue
         New York, New York 10019

Ladies and Gentlemen:

         Reference is made to the Underwriting Agreement, dated February 9, 2005 (the "Underwriting Agreement"), among CenturyTel, Inc., a Louisiana corporation (the "Company") and the several Underwriters named in Schedule I thereto (the "Underwriters"). The Underwriting Agreement provides for sale to the Underwriters, and the purchase by the Underwriters, severally and not jointly, from the Company, subject to the terms and conditions set forth therein, of $350,000,000 aggregate principal amount of the Company's 5.00% Senior Notes, Series M, due 2015 (the "Securities") to be issued pursuant to an Indenture dated as of March 31, 1994 between the Company and Regions Bank (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as trustee, as supplemented to the date hereof, and as will be supplemented by the Third Supplemental Indenture dated as of February 14, 2005. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

         Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the several Underwriters that the purchase price for the Securities to be paid by the several Underwriters shall be 98.335% of the aggregate principal amount of the Securities set forth opposite the names of the Underwriters in Schedule I attached thereto.

         The Company represents and warrants to the several Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

         THE RIGHTS AND DUTIES OF THE PARTIES TO THIS UNDERWRITING AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES THAT MIGHT CALL FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

         This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         If the foregoing is in accordance with your understanding of the agreement among the several Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the several Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                Very truly yours,

                                CENTURYTEL, INC.


                                By: /s/ R. Stewart Ewing, Jr.
                                   -------------------------------
                                    Name:  R. Stewart Ewing, Jr.
                                    Title: Executive Vice President &
                                           Chief Financial Officer

Confirmed as of the date first
above mentioned:

Banc of America Securities LLC
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Lazard Freres & Co. LLC
Legg Mason Wood Walker, Incorporated
Morgan Keegan & Company Inc.
Raymond James & Associates, Inc.
SunTrust Capital Markets, Inc.
Wachovia Capital Markets, LLC
The Williams Capital Group, L.P.

By:  BANC OF AMERICA SECURITIES LLC

By:  /s/ Lily Chang
     ------------------------------
     Name:  Lily Chang
     Title: Principal


By:  J.P. MORGAN SECURITIES INC.

By:  /s/ Robert Bottamedi
     ------------------------------
     Name:  Robert Bottamedi
     Title: Vice President


By:  LEHMAN BROTHERS INC.

By:  /s/ Martin Ragde
     ------------------------------
     Name:  Martin Ragde
     Title: Managing Director